HCI GROUP, INC.

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD CONTRACT

Paresh Patel

1520 Gulf Blvd, Apt. 1706

Clearwater, FL 33767

Dear Mr. Patel:

You have been granted a Restricted Stock award for shares of common stock of HCI Group, Inc. (the “Company”) under the HCI Group, Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”) with the following terms and conditions. For the purposes of this contract “Restricted Shares” means Restricted Stock awarded pursuant to the Plan and this contract. This Award is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding this Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.

Grant Date: April 17, 2024

Number of Shares: 200,000 Shares

Vesting Schedule: Your Restricted Shares will be subject to a Restriction Period. If anytime the Fair Market Value equals or exceeds $200.00 for 30 consecutive trading days (the “Vesting Trigger Date”), your Restricted Shares will vest and the restrictions will lapse as to-

50,000 of the Restricted Shares on the later of the Vesting Trigger Date or March 15, 2025;

50,000 of the Restricted Shares on the later of the Vesting Trigger Date or March 15, 2026;

50,000 of the Restricted Shares on the later of the Vesting Trigger Date or March 15, 2027; and

50,000 of the Restricted Shares on the later of the Vesting Trigger Date or March 15, 2028;

No portion of the Restriction Period will lapse six years and one day after the Grant Date. All remaining Restricted Shares will be forfeited at that time.

The lapse of your Restriction Period and vesting may be suspended or delayed as a result of a leave of absence.

All unvested Restricted Shares will immediately and automatically be forfeited on the sixth anniversary of the Grant Date. Other events of forfeiture appear in this Award and in the Plan.

The Board or Administrator will make reasonable adjustments to take into account stock dividends, corporate spinoffs or any subdivisions or combinations of the Common Stock by the Company that occur following the Grant Date.

Notwithstanding the foregoing, the Restricted Shares will vest in full upon a Change in Control, if you are continuously employed with, or in the service of, the Company or an Affiliate thereof through the day preceding the date of the Change in Control.

Required Sale You hereby agree that you will sell any shares vesting under this Award within 60 days after such vesting, provided, however, that this period will be extended to such date as is appropriate to satisfy holding period requirements under 17 CFR § 230.144 or other applicable securities laws, rules or regulations.

Escrow: Your Restricted Stock will be held in escrow by the Company, as escrow agent. The Company will give you a receipt for the Restricted Shares held in escrow that will state that the Company holds such Restricted Shares in escrow for your account, subject to the terms of this Award, and you will give the Company a stock power for such Shares duly endorsed in blank which will be used in the event such Shares are forfeited in whole or in part. As soon as practicable after the lapse of the Restriction Period, the Restricted Stock will cease to be held in escrow, and the vested Shares will be issued in certificated or book entry form to you or, in the case of your death, to your estate.

Notwithstanding the foregoing, the Company may instruct its transfer agent to evidence the Restricted Shares by electronic entry on the transfer agent’s books. In that event the Company will further instruct its transfer agent to indicate the Restriction Period (and any other restrictions it may require to ensure compliance with the Securities Act and state and other securities laws) within those book entries and, upon the lapse of the Restriction Period and provided you have has paid applicable withholding taxes the Company will instruct the transfer agent to remove those indications with respect to shares of Restricted Stock or other securities for which the Restriction Period has lapsed or been waived.

Transferability of

Restricted Shares: You may not assign, sell, transfer, pledge, encumber or otherwise alienate or hypothecate any of your Restricted Shares until they are vested. In addition, by accepting this Award, you agree not to sell any Restricted Shares acquired under this Award at a time when applicable laws, Company policies or any agreement between the Company and its underwriters prohibits a sale. You will not sell your shares except during an open trading window as described in the Company’s Insider Trading Policy.

Consideration: Consideration for this grant of Restricted Shares includes your prior and continuing promise to perform services to HCI Group, Inc. (the “Company”) evidenced by the written Employment Agreement executed by and between you and the Company on or about April 17, 2024. The Board of Directors has determined that the consideration received and to be received for this grant of Restricted Shares is adequate.

Forfeiture Unvested Restricted Shares will be forfeited when your service to the Company ends. For this purpose, service to an Affiliate is deemed to be service to the Company. Forfeiture may also occur under other circumstances described in the Plan.

Voting and Dividends: You may exercise full voting rights and will receive all dividends and other distributions paid with respect to the Restricted Shares, in each case so long as the applicable record date occurs before you forfeit such Shares. If, however, any such dividends or distributions are paid in Shares, such Shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Award as are the Restricted Stock with respect to which they were paid.

Tax Withholding: You understand that you (and not the Company or any Affiliate) will be responsible for your own federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any Affiliate or agents, with regard to all such tax matters. You may be able to alter the tax consequences of the acquisition of the Shares by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election may be filed only within thirty (30) days after the date of this Award. You should consult with your tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. You acknowledge that it is your sole responsibility, and not the Company’s or any Affiliate, to file a timely election under Code Section 83(b), even if you request the Company or its representatives make this filing on your behalf.

To the extent that the receipt of the Restricted Stock or the vesting of the Restricted Stock results in income to you for Federal, state or local income tax purposes, you will surrender to the Company at the time the Company or any Affiliate is obligated to withhold taxes in connection with such receipt or vesting, as the case may be, such number of Restricted Shares as the Company or any Affiliate requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company and any Affiliate has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations. The number of Restricted Shares to be surrendered will be based of the aggregate Fair Market Value on the date the withholding is to be determined. In the Company’s discretion, you may surrender additional shares to increase your payroll tax deductions using an alternate method prescribed by the Internal Revenue Service. A request for withholding of shares to satisfy payroll taxes exceeding the minimum requirements must be delivered to the Company’s general counsel at least five business days before any vesting date.

Miscellaneous: • This Restricted Stock Award may be amended only by written consent signed by you and the Company, except if the amendment is not to your detriment or as otherwise permitted by the terms of the Plan.

• As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this contract and the Plan shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this contract or the Plan and any determination made by the Committee pursuant to this contract or the Plan shall be final, binding and conclusive.

• This contract may be executed in counterparts.

This Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.

BY SIGNING BELOW AND ACCEPTING THIS RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, THE PLAN AND THE PROSPECTUS DESCRIBING THE PLAN.

_________________________________ ______________________________

Gregory Politis Paresh Patel
Chairman of the Compensation Committee